Exhibit 99.1

Apple Hospitality REIT Reports Results of Operations for Second Quarter 2023

RICHMOND, Va. (August 3, 2023) – Apple Hospitality REIT, Inc. (NYSE: APLE) (the “Company” or “Apple Hospitality”) today announced results of operations for the second quarter ended June 30, 2023.

Apple Hospitality REIT, Inc.

Selected Statistical and Financial Data

As of and For the Three and Six Months Ended June 30

(Unaudited) (in thousands, except statistical and per share amounts)(1)

	Three Months Ended			Six Months Ended
	June 30,			June 30,
	2023	2022	% Change	2023	2022	% Change

Net income	$65,289	$65,345	(0.1%)	$98,212	$83,347	17.8%
Net income per share	$0.29	$0.29	0.0%	$0.43	$0.36	19.4%

Operating income	$83,029	$80,745	2.8%	$132,276	$113,580	16.5%
Operating margin %	23.0%	23.9%	(90 bps)	19.7%	19.0%	70 bps

Adjusted EBITDAre	$129,144	$126,208	2.3%	$224,432	$204,506	9.7%
Comparable Hotels Adjusted Hotel EBITDA	$141,658	$138,914	2.0%	$249,390	$228,538	9.1%
Comparable Hotels Adjusted Hotel EBITDA Margin %	39.3%	40.9%	(160 bps)	37.2%	38.0%	(80 bps)
Modified funds from operations (MFFO)	$111,399	$110,803	0.5%	$190,358	$174,263	9.2%
MFFO per share	$0.49	$0.48	2.1%	$0.83	$0.76	9.2%

Average Daily Rate (ADR) (Actual)	$160.98	$153.35	5.0%	$156.70	$145.84	7.4%
Occupancy (Actual)	78.2%	77.9%	0.4%	75.1%	72.5%	3.6%
Revenue Per Available Room (RevPAR) (Actual)	$125.96	$119.41	5.5%	$117.74	$105.77	11.3%

Comparable Hotels ADR	$160.75	$153.39	4.8%	$156.59	$145.90	7.3%
Comparable Hotels Occupancy	78.2%	77.8%	0.5%	75.1%	72.4%	3.7%
Comparable Hotels RevPAR	$125.64	$119.28	5.3%	$117.52	$105.61	11.3%

Distributions paid	$54,883	$34,261	60.2%	$128,282	$47,962	167.5%
Distributions paid per share	$0.24	$0.15	60.0%	$0.56	$0.21	166.7%

Cash and cash equivalents	$6,420
Total debt outstanding	$1,406,458
Total debt outstanding, net of cash and cash equivalents	$1,400,038
Total debt outstanding, net of cash and cash equivalents, to total capitalization (2)	28.8%

(1)
Explanations of and reconciliations to net income determined in accordance with generally accepted accounting principles (“GAAP”) of non-GAAP financial measures, Adjusted EBITDAre, Comparable Hotels Adjusted Hotel EBITDA and MFFO, are included below.
(2)
Total debt outstanding, net of cash and cash equivalents ("net total debt outstanding"), divided by net total debt outstanding plus equity market capitalization based on the Company’s closing share price of $15.11 on June 30, 2023.

Comparable Hotels is defined as the 220 hotels owned by the Company as of June 30, 2023, and excludes one non-hotel property leased to third parties. For hotels acquired during the periods noted, the Company has included, as applicable, results of those hotels for periods prior to the Company's ownership, and for dispositions, results have been excluded for the Company's period of ownership. Results for periods prior to the Company's ownership have not been included in the Company's actual Consolidated Financial Statements and are included only for comparison purposes. Results included for periods prior to the Company's ownership are based on information from the prior owner of each hotel and have not been audited or adjusted.

Justin Knight, Chief Executive Officer of Apple Hospitality, commented, “Demand trends across our broadly diversified portfolio of select-service hotels have remained strong, and we are pleased to report solid year-over-year improvements in occupancy, ADR and RevPAR for the quarter. With a fundamental shift in consumer spending, leisure demand continues to be robust, driving strong weekend occupancies and allowing for continued rate growth, while steady improvement in business travel has bolstered mid-week occupancy and rate, further lifting overall portfolio performance. Second quarter 2023 Comparable Hotels RevPAR improved by more than 5%, ADR increased by approximately 5% and Occupancy was up by nearly 1% as compared to second quarter 2022. With portfolio occupancy still below pre-pandemic levels, RevPAR was up 7% relative to second quarter 2019, our highest quarterly Comparable Hotels RevPAR growth relative to 2019 since the onset of the pandemic. Although inflationary challenges and a tough labor environment persist, our continued growth in ADR and our efficient operating model have enabled us to achieve strong margins."

Mr. Knight continued, “We are pleased to have acquired the Courtyard Cleveland University Circle during the quarter and continue to underwrite numerous potential opportunities. The transaction market, while still relatively quiet, seems to be opening up, and we anticipate deal volume will increase as the year progresses. We have tremendous transaction experience which, combined with our liquidity position and deep industry relationships, positions us to drive incremental shareholder value by enhancing and growing our portfolio when conditions are optimal. We continue to execute against our proven investment strategy and are confident we are well positioned for continued outperformance."

Hotel Portfolio Overview

As of June 30, 2023, Apple Hospitality owned 220 hotels with an aggregate of 28,929 guest rooms located in 87 markets throughout 37 states.

Second Quarter 2023 Highlights

•
Strong operating performance: For the second quarter 2023, Comparable Hotels RevPAR was $126, a 5% increase over second quarter 2022; Comparable Hotels ADR was $161, a 5% increase over second quarter 2022; and Comparable Hotels Occupancy was 78%, a nearly 1% increase over second quarter 2022. Comparable Hotels Occupancy, ADR and RevPAR exceeded industry averages as reported by STR. Based on preliminary results for the Company's portfolio for the month of July 2023, Comparable Hotels Occupancy was approximately 77%, in line with July 2022, with growth in Comparable Hotels ADR as compared to July 2022.
•
Strong bottom-line performance: The Company achieved Comparable Hotels Adjusted Hotel EBITDA of approximately $142 million, a 2% improvement over second quarter 2022. The Company achieved Comparable Hotels Adjusted Hotel EBITDA Margin of approximately 39%, down 160 bps to second quarter 2022.
•
Acquisition activity: On June 30, 2023, the Company acquired the Courtyard by Marriott Cleveland University Circle in Cleveland, Ohio, for a gross purchase price of $31 million. The Company currently has two additional hotels under contract for purchase for an anticipated combined gross purchase price of approximately $175 million.
•
Share repurchases: The Company purchased, under its Share Repurchase Program, approximately 0.2 million of its common shares at a weighted-average market purchase price of approximately $14.47 per common share, for an aggregate purchase price of approximately $3 million.
•
Balance sheet: The Company has maintained the strength and flexibility of its balance sheet. At June 30, 2023, the Company’s total debt to total capitalization, net of cash and cash equivalents, was approximately 29%.

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•
Monthly distributions: During the three months ended June 30, 2023, the Company paid distributions totaling $0.24 per common share. Based on the Company’s common stock closing price of $15.01 on August 2, 2023, the current annualized monthly cash distribution of $0.96 per common share represents an annual yield of approximately 6.4%.

Beginning this quarter, the Company is providing monthly performance detail for its Comparable Hotels with comparisons to the respective periods of 2022. In prior quarters, the Company provided full portfolio actual results with comparisons to the respective periods in the prior year as well as 2019. As a result of the industry's general recovery from the impact of COVID-19 on hotel operations, the Company believes timing is appropriate to generally transition away from comparisons to 2019. The following table highlights the Company’s Comparable Hotels monthly performance during the second quarter of 2023 as compared to the second quarter of 2022 (in thousands, except statistical data):

									% Change
	April	May	June		April	May	June		April	May	June
	2023	2023	2023	Q2 2023	2022	2022	2022	Q2 2022	2022	2022	2022	Q2 2022
ADR (Comparable Hotels)	$156.06	$160.40	$165.58	$160.75	$148.48	$152.02	$159.48	$153.39	5.1%	5.5%	3.8%	4.8%
Occupancy (Comparable Hotels)	77.0%	76.9%	80.6%	78.2%	77.1%	76.4%	79.8%	77.8%	(0.1%)	0.7%	1.0%	0.5%
RevPAR (Comparable Hotels)	$120.25	$123.29	$133.47	$125.64	$114.48	$116.21	$127.26	$119.28	5.0%	6.1%	4.9%	5.3%
Operating income (Actual)	$24,392	$26,644	$31,993	$83,029	$23,442	$26,489	$30,814	$80,745	4.1%	0.6%	3.8%	2.8%
Adjusted Hotel EBITDA (Actual) (1)	$43,294	$46,588	$51,362	$141,244	$42,376	$45,012	$49,127	$136,515	2.2%	3.5%	4.5%	3.5%
Comparable Hotels Adjusted Hotel EBITDA (2)	$43,129	$46,746	$51,783	$141,658	$42,976	$45,924	$50,014	$138,914	0.4%	1.8%	3.5%	2.0%

(1)
See explanation and reconciliation of Adjusted Hotel EBITDA to net income included below.
(2)
See explanation and reconciliation of Comparable Hotels Adjusted Hotel EBITDA to Adjusted Hotel EBITDA included below.

Comparable Hotels is defined as the 220 hotels owned by the Company as of June 30, 2023, and excludes one non-hotel property leased to third parties. For hotels acquired during the periods noted, the Company has included, as applicable, results of those hotels for periods prior to the Company's ownership, and for dispositions, results have been excluded for the Company's period of ownership. Results for periods prior to the Company's ownership have not been included in the Company's actual Consolidated Financial Statements and are included only for comparison purposes. Results included for periods prior to the Company's ownership are based on information from the prior owner of each hotel and have not been audited or adjusted.

Portfolio Activity

Acquisition

As previously announced, on June 30, 2023, the Company acquired the newly renovated, 154-room Courtyard by Marriott Cleveland University Circle in Cleveland, Ohio, for a gross purchase price of $31 million.

Contracts for Potential Acquisitions

During the second quarter 2023, the Company entered into a contract for the purchase of a Motto by Hilton to be developed in Nashville, Tennessee, for an anticipated total purchase price of approximately $97 million with an expected 256 rooms upon completion of construction. Assuming all conditions to closing are met, the Company anticipates acquiring the Motto in Nashville following completion of construction, which is expected to occur in 2025.

As previously announced, the Company has an outstanding contract for the purchase of an Embassy Suites by Hilton in Madison, Wisconsin, for an anticipated total purchase price of approximately $79 million. The Embassy Suites in Madison is currently under development and expected to include 260 rooms upon completion of construction. Assuming all conditions to closing are met, the Company anticipates acquiring the Embassy Suites in Madison following completion of construction, which is expected to occur in early 2024.

There are many conditions to closing on each of these hotels that have not yet been satisfied, and there can be no assurance that closings on these hotels will occur under the outstanding purchase contracts.

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New York Independent Boutique Hotel Lease

During the second quarter 2023, the Company entered into an operating lease for an initial 15-year term with a third-party hotel operator at its independent boutique hotel in New York, New York, for all hotel operations of the hotel's 210 hotel rooms. Lease revenue from this property is recorded in other revenue in the Company's consolidated statements of operations and comprehensive income. As a result of the lease agreement, this property is excluded from the Company's hotel and room counts effective May 2023 and is considered a non-hotel property through the end of the lease term.

Capital Improvements

Apple Hospitality consistently reinvests in its hotels to maintain and enhance each property’s relevance and competitive position within its respective market. During the six months ended June 30, 2023, the Company invested approximately $28 million in capital expenditures. The Company anticipates investing approximately $70 million to $80 million in capital improvements during 2023, which includes comprehensive renovation projects for approximately 20 to 25 hotels.

Balance Sheet and Liquidity

Summary

As of June 30, 2023, the Company had approximately $1.4 billion of total outstanding debt with a current combined weighted-average interest rate of approximately 4.3%, cash on hand of approximately $6 million and availability under its revolving credit facility of approximately $626 million. Excluding unamortized debt issuance costs and fair value adjustments, the Company’s total outstanding debt as of June 30, 2023, was comprised of approximately $287 million in property-level debt secured by 15 hotels and approximately $1.1 billion outstanding under its unsecured credit facilities. The number of unencumbered hotels in the Company’s portfolio as of June 30, 2023, was 205. The Company’s total debt to total capitalization, net of cash and cash equivalents at June 30, 2023, was approximately 29%, which provides Apple Hospitality with financial flexibility to fund capital requirements and pursue opportunities in the marketplace. As of June 30, 2023, the Company’s weighted-average debt maturities were 4.1 years.

On July 19, 2023, the Company entered into an amendment of its $225 million term loan facility, which extended the maturity date of the existing $50 million term loan by two years to August 2, 2025.

Capital Markets

Share Repurchase Program

The Company has in place a Share Repurchase Program that provides for share repurchases in open market transactions. During the six months ended June 30, 2023, the Company purchased, under its Share Repurchase Program, approximately 0.5 million of its common shares at a weighted-average market purchase price of approximately $14.34 per common share, for an aggregate purchase price of approximately $7 million. As of June 30, 2023, the Company had approximately $335 million remaining under its Share Repurchase Program for the repurchase of shares. Shares were repurchased in open market transactions under the Share Repurchase Program, including pursuant to written trading plans intended to comply with Rule 10b5-1 under the Securities Exchange Act of 1934, as amended.

ATM Program

The Company also has in place an at-the-market offering program (the “ATM Program”). As of June 30, 2023, the Company had approximately $224 million remaining under its ATM Program for the issuance of shares. No shares were sold under the ATM program during the six months ended June 30, 2023.

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Shareholder Distributions

During the three months ended June 30, 2023, the Company paid distributions totaling $0.24 per common share. Based on the Company’s common stock closing price of $15.01 on August 2, 2023, the current annualized monthly cash distribution of $0.96 per common share represents an annual yield of approximately 6.4%. While the Company currently expects monthly distributions to continue, each distribution is subject to approval by the Company’s Board of Directors. The Company’s Board of Directors, in consultation with management, will continue to monitor the Company’s distribution rate and timing relative to the performance of its hotels, capital improvement needs, varying economic cycles, acquisitions, dispositions, other cash requirements and the Company’s REIT status for federal income tax purposes, and may make adjustments as it deems appropriate.

Updated 2023 Outlook

The Company is updating its operational and financial outlook for 2023. This outlook, which is based on management’s current view of both operating and economic fundamentals of the Company's existing portfolio of hotels, does not take into account any unanticipated developments in its business or changes in its operating environment, nor does it take into account any unannounced hotel acquisitions or dispositions. As compared to previously provided 2023 guidance, the Company is adjusting: Net income by decreasing the low end of the range by $2 million and decreasing the high end of the range by $7 million; Comparable Hotels RevPAR Change, which is the change in Comparable Hotels RevPAR in 2023 compared to 2022, by increasing the low and high ends of the range by 100 bps; Comparable Hotels Adjusted Hotel EBITDA Margin % by increasing the low and high ends of the range by 10 bps; and Adjusted EBITDAre by decreasing the high end of the range by $5 million while decreasing the low end of the range by $3 million. The reduction in the midpoint of the Company's guidance for Net Income and Adjusted EBITDAre is primarily a result of higher anticipated general and administrative expenses associated with outperformance of the Company's relative shareholder return metrics, which are components of the Company's incentive plans. Comparable Hotels RevPAR Change guidance and Comparable Hotels Adjusted Hotel EBITDA Margin % guidance include properties acquired as if the hotels were owned as of January 1, 2022, exclude dispositions and assets held for sale since January 1, 2022, and exclude one non-hotel property leased to third parties. For the full year 2023, the Company anticipates its 2023 results will be in the following range:

	Updated 2023 Guidance(1)
	Low-End	High-End
Net income	$163 Million	$202 Million
Comparable Hotels RevPAR Change	4.0%	8.0%
Comparable Hotels Adjusted Hotel EBITDA Margin %	35.4%	37.0%
Adjusted EBITDAre	$417 Million	$452 Million
Capital expenditures	$70 Million	$80 Million

(1)
Explanations of and reconciliations to net income guidance of Adjusted EBITDAre and Comparable Hotels Adjusted Hotel EBITDA guidance are included below.

Second Quarter 2023 Earnings Conference Call

The Company will host a quarterly conference call for investors and interested parties at 9 a.m. Eastern Time on Friday, August 4, 2023. The conference call will be accessible by telephone and the internet. To access the call, participants from within the U.S. should dial 844-825-9789, and participants from outside the U.S. should dial 412-317-5180. Participants may also access the call via live webcast by visiting the Investor Information section of the Company's website at ir.applehospitalityreit.com. A replay of the call will be available from approximately 1 p.m. Eastern Time on August 4, 2023, through 11:59 p.m. Eastern Time on August 18, 2023. To access the replay, the

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domestic dial-in number is 844-512-2921, the international dial-in number is 412-317-6671, and the passcode is 10180136. The archive of the webcast will be available on the Company's website for a limited time.

About Apple Hospitality REIT, Inc.

Apple Hospitality REIT, Inc. (NYSE: APLE) is a publicly traded real estate investment trust (“REIT”) that owns one of the largest and most diverse portfolios of upscale, rooms-focused hotels in the United States. Apple Hospitality’s portfolio consists of 220 hotels with more than 28,900 guest rooms located in 87 markets throughout 37 states as well as one property leased to third parties. Concentrated with industry-leading brands, the Company’s hotel portfolio consists of 97 Marriott-branded hotels, 119 Hilton-branded hotels and four Hyatt-branded hotels. For more information, please visit www.applehospitalityreit.com.

Apple Hospitality REIT Non-GAAP Financial Measures

The Company considers the following non-GAAP financial measures useful to investors as key supplemental measures of its operating performance: Funds from Operations (“FFO”); Modified FFO (“MFFO”); Earnings Before Interest, Income Taxes, Depreciation and Amortization (“EBITDA”); Earnings Before Interest, Income Taxes, Depreciation and Amortization for Real Estate (“EBITDAre”); Adjusted EBITDAre; Adjusted Hotel EBITDA; Comparable Hotels Adjusted Hotel EBITDA; and Same Store Hotels Adjusted Hotel EBITDA. These non-GAAP financial measures should be considered along with, but not as alternatives to, net income (loss), cash flow from operations or any other operating GAAP measure. FFO, MFFO, EBITDA, EBITDAre, Adjusted EBITDAre, Adjusted Hotel EBITDA, Comparable Hotels Adjusted Hotel EBITDA and Same Store Hotels Adjusted Hotel EBITDA are not necessarily indicative of funds available to fund the Company’s cash needs, including its ability to make cash distributions. Although FFO, MFFO, EBITDA, EBITDAre, Adjusted EBITDAre, Adjusted Hotel EBITDA, Comparable Hotels Adjusted Hotel EBITDA and Same Store Hotels Adjusted Hotel EBITDA, as calculated by the Company, may not be comparable to FFO, MFFO, EBITDA, EBITDAre, Adjusted EBITDAre, Adjusted Hotel EBITDA, Comparable Hotels Adjusted Hotel EBITDA and Same Store Hotels Adjusted Hotel EBITDA, as reported by other companies that do not define such terms exactly as the Company defines such terms, the Company believes these supplemental measures are useful to investors when comparing the Company’s results between periods and with other REITs. Reconciliations of these non-GAAP financial measures to net income (loss) are provided in the following pages.

Forward-Looking Statements Disclaimer

This press release contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. Forward-looking statements are typically identified by use of statements that include phrases such as “may,” “believe,” “expect,” “anticipate,” “intend,” “estimate,” “project,” “target,” “goal,” “plan,” “should,” “will,” “predict,” “potential,” “outlook,” “strategy,” and similar expressions that convey the uncertainty of future events or outcomes. Such statements involve known and unknown risks, uncertainties, and other factors which may cause the actual results, performance, or achievements of the Company to be materially different from future results, performance or achievements expressed or implied by such forward-looking statements.

Such factors include, but are not limited to, the ability of the Company to effectively acquire and dispose of properties and redeploy proceeds; the anticipated timing and frequency of shareholder distributions; the ability of the Company to fund capital obligations; the ability of the Company to successfully integrate pending transactions and implement its operating strategy; changes in general political, economic and competitive conditions and specific market conditions (including the potential effects of inflation or a recessionary environment); reduced business and leisure travel due to

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geopolitical uncertainty, including terrorism, travel-related health concerns, including COVID-19 or other widespread outbreaks of infectious or contagious diseases in the U.S.; inclement weather conditions, including natural disasters such as hurricanes, earthquakes and wildfires; government shutdowns, airline strikes or other disruptions; adverse changes in the real estate and real estate capital markets; financing risks; changes in interest rates; litigation risks; regulatory proceedings or inquiries; and changes in laws or regulations or interpretations of current laws and regulations that impact the Company’s business, assets or classification as a REIT. Although the Company believes that the assumptions underlying the forward-looking statements contained herein are reasonable, any of the assumptions could be inaccurate, and therefore there can be no assurance that such statements included in this press release will prove to be accurate. In light of the significant uncertainties inherent in the forward-looking statements included herein, the inclusion of such information should not be regarded as a representation by the Company or any other person that the results or conditions described in such statements or the objectives and plans of the Company will be achieved. In addition, the Company’s qualification as a REIT involves the application of highly technical and complex provisions of the Internal Revenue Code of 1986, as amended. Readers should carefully review the risk factors described in the Company’s filings with the Securities and Exchange Commission, including but not limited to those discussed in the section titled “Risk Factors” in the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2022. Any forward-looking statement that the Company makes speaks only as of the date of this press release. The Company undertakes no obligation to publicly update or revise any forward-looking statements or cautionary factors, as a result of new information, future events, or otherwise, except as required by law.

Contact:

Apple Hospitality REIT, Inc.

Kelly Clarke, Vice President, Investor Relations

804-727-6321

kclarke@applereit.com

For additional information or to receive press releases by email, visit www.applehospitalityreit.com.

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Apple Hospitality REIT, Inc.

Consolidated Balance Sheets

(in thousands, except share data)

	June 30,	December 31,
	2023	2022
	(unaudited)
Assets
Investment in real estate, net of accumulated depreciation and amortization of $1,583,846 and $1,492,097, respectively	$4,580,117	$4,610,962
Cash and cash equivalents	6,420	4,077
Restricted cash-furniture, fixtures and other escrows	31,755	39,435
Due from third-party managers, net	67,474	43,331
Other assets, net	81,539	74,909
Total Assets	$4,767,305	$4,772,714

Liabilities
Debt, net	$1,399,444	$1,366,249
Finance lease liabilities	111,981	112,006
Accounts payable and other liabilities	87,825	116,064
Total Liabilities	1,599,250	1,594,319

Shareholders' Equity
Preferred stock, authorized 30,000,000 shares; none issued and outstanding	-	-
Common stock, no par value, authorized 800,000,000 shares; issued and outstanding 228,799,092 and 228,644,861 shares, respectively	4,579,405	4,577,022
Accumulated other comprehensive income	35,999	36,881
Distributions greater than net income	(1,447,349)	(1,435,508)
Total Shareholders' Equity	3,168,055	3,178,395

Total Liabilities and Shareholders' Equity	$4,767,305	$4,772,714

Note: The Consolidated Balance Sheets and corresponding footnotes can be found in the Company’s Quarterly Report on Form 10-Q for the quarter ended June 30, 2023.

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Apple Hospitality REIT, Inc.

Consolidated Statements of Operations and Comprehensive Income

(Unaudited)

(in thousands, except per share data)

	Three Months Ended		Six Months Ended
	June 30,		June 30,
	2023	2022	2023	2022
Revenues:
Room	$331,043	$312,370	$616,563	$550,346
Food and beverage	15,507	12,019	28,456	20,483
Other	15,080	13,279	28,065	27,317
Total revenue	361,630	337,668	673,084	598,146

Expenses:
Hotel operating expense:
Operating	84,911	76,064	163,574	140,395
Hotel administrative	29,442	27,353	56,761	51,195
Sales and marketing	30,936	27,492	58,636	49,961
Utilities	10,776	10,553	22,474	20,843
Repair and maintenance	16,451	14,808	32,116	27,836
Franchise fees	15,868	14,800	29,512	26,066
Management fees	12,129	11,445	22,605	20,221
Total hotel operating expense	200,513	182,515	385,678	336,517
Property taxes, insurance and other	19,994	18,779	39,669	37,458
General and administrative	12,100	10,307	23,561	19,945
Depreciation and amortization	45,994	45,322	91,900	90,646
Total expense	278,601	256,923	540,808	484,566

Operating income	83,029	80,745	132,276	113,580

Interest and other expense, net	(17,499)	(15,198)	(33,503)	(29,852)

Income before income taxes	65,530	65,547	98,773	83,728

Income tax expense	(241)	(202)	(561)	(381)

Net income	$65,289	$65,345	$98,212	$83,347

Other comprehensive income (loss):
Interest rate derivatives	7,224	10,619	(882)	37,838

Comprehensive income	$72,513	$75,964	$97,330	$121,185

Basic and diluted net income per common share	$0.29	$0.29	$0.43	$0.36

Weighted average common shares outstanding - basic and diluted	229,041	228,998	229,218	228,992

Note: The Consolidated Statements of Operations and Comprehensive Income and corresponding footnotes can be found in the Company’s Quarterly Report on Form 10-Q for the quarter ended June 30, 2023.

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Apple Hospitality REIT, Inc.

Comparable Hotels Operating Metrics and Statistical Data

(Unaudited)

(in thousands, except statistical data)

	Three Months Ended			Six Months Ended
	June 30,			June 30,
			% Change			% Change
	2023	2022	2022	2023	2022	2022
Operating income (Actual)	$83,029	$80,745	2.8%	$132,276	$113,580	16.5%
Operating margin % (Actual)	23.0%	23.9%	(90 bps)	19.7%	19.0%	70 bps

Comparable Hotels Total Revenue	$360,650	$339,874	6.1%	$670,659	$601,728	11.5%
Comparable Hotels Total Operating Expenses	218,992	200,960	9.0%	421,269	373,190	12.9%
Comparable Hotels Adjusted Hotel EBITDA	$141,658	$138,914	2.0%	$249,390	$228,538	9.1%
Comparable Hotels Adjusted Hotel EBITDA Margin %	39.3%	40.9%	(160 bps)	37.2%	38.0%	(80 bps)

ADR (Comparable Hotels)	$160.75	$153.39	4.8%	$156.59	$145.90	7.3%
Occupancy (Comparable Hotels)	78.2%	77.8%	0.5%	75.1%	72.4%	3.7%
RevPAR (Comparable Hotels)	$125.64	$119.28	5.3%	$117.52	$105.61	11.3%

ADR (Actual)	$160.98	$153.35	5.0%	$156.70	$145.84	7.4%
Occupancy (Actual)	78.2%	77.9%	0.4%	75.1%	72.5%	3.6%
RevPAR (Actual)	$125.96	$119.41	5.5%	$117.74	$105.77	11.3%

Reconciliation to Actual Results

Total Revenue (Actual)	$361,630	$337,668		$673,084	$598,146
Revenue from acquisitions prior to ownership	1,900	6,663		3,298	10,484
Revenue from dispositions	-	(663)		-	(1,163)
Revenue from non-hotel property	(2,880)	(3,794)		(5,723)	(5,739)
Comparable Hotels Total Revenue	$360,650	$339,874		$670,659	$601,728

Adjusted Hotel EBITDA (AHEBITDA) (Actual)	$141,244	$136,515		$247,993	$224,451
AHEBITDA from acquisitions prior to ownership	636	2,960		823	3,870
AHEBITDA from dispositions	-	(239)		-	(382)
AHEBITDA from non-hotel property	(222)	(322)		574	599
Comparable Hotels AHEBITDA	$141,658	$138,914		$249,390	$228,538

Note: Comparable Hotels is defined as the 220 hotels owned by the Company as of June 30, 2023, and excludes one non-hotel property leased to third parties. For hotels acquired during the periods noted, the Company has included, as applicable, results of those hotels for periods prior to the Company's ownership, and for dispositions, results have been excluded for the Company's period of ownership. Results for periods prior to the Company's ownership have not been included in the Company's actual Consolidated Financial Statements and are included only for comparison purposes. Results included for periods prior to the Company's ownership are based on information from the prior owner of each hotel and have not been audited or adjusted.

Reconciliation of net income to non-GAAP financial measures is included in the following pages.

Page | 10

Apple Hospitality REIT, Inc.

Comparable Hotels Quarterly Operating Metrics and Statistical Data

(Unaudited)

(in thousands, except statistical data)

	2022				2023
	Q1	Q2	Q3	Q4	Q1	Q2
Operating income (Actual)	$32,835	$80,745	$75,410	$17,488	$49,247	$83,029
Operating margin % (Actual)	12.6%	23.9%	22.1%	5.8%	15.8%	23.0%

Comparable Hotels Total Revenue	$261,854	$339,874	$342,913	$296,628	$310,009	$360,650
Comparable Hotels Total Operating Expenses	172,230	200,960	211,802	195,379	202,277	218,992
Comparable Hotels Adjusted Hotel EBITDA	$89,624	$138,914	$131,111	$101,249	$107,732	$141,658
Comparable Hotels Adjusted Hotel EBITDA Margin %	34.2%	40.9%	38.2%	34.1%	34.8%	39.3%

ADR (Comparable Hotels)	$137.12	$153.39	$157.65	$146.34	$152.02	$160.75
Occupancy (Comparable Hotels)	66.9%	77.8%	75.7%	69.6%	71.9%	78.2%
RevPAR (Comparable Hotels)	$91.79	$119.28	$119.31	$101.84	$109.31	$125.64

ADR (Actual)	$137.03	$153.35	$157.91	$147.30	$152.01	$160.98
Occupancy (Actual)	67.1%	77.9%	75.7%	69.7%	72.0%	78.2%
RevPAR (Actual)	$91.98	$119.41	$119.52	$102.71	$109.46	$125.96

Reconciliation to Actual Results

Total Revenue (Actual)	$260,478	$337,668	$341,150	$299,121	$311,454	$361,630
Revenue from acquisitions prior to ownership	3,821	6,663	6,426	2,893	1,398	1,900
Revenue from dispositions	(500)	(663)	(454)	-	-	-
Revenue from non-hotel property	(1,945)	(3,794)	(4,209)	(5,386)	(2,843)	(2,880)
Comparable Hotels Total Revenue	$261,854	$339,874	$342,913	$296,628	$310,009	$360,650

Adjusted Hotel EBITDA (AHEBITDA) (Actual)	$87,936	$136,515	$129,166	$101,962	$106,749	$141,244
AHEBITDA from acquisitions prior to ownership	910	2,960	2,639	1,007	187	636
AHEBITDA from dispositions	(143)	(239)	(77)	(169)	-	-
AHEBITDA from non-hotel property	921	(322)	(617)	(1,551)	796	(222)
Comparable Hotels AHEBITDA	$89,624	$138,914	$131,111	$101,249	$107,732	$141,658

Note: Comparable Hotels is defined as the 220 hotels owned by the Company as of June 30, 2023, and excludes one non-hotel property leased to third parties. For hotels acquired during the periods noted, the Company has included, as applicable, results of those hotels for periods prior to the Company's ownership, and for dispositions, results have been excluded for the Company's period of ownership. Results for periods prior to the Company's ownership have not been included in the Company's actual Consolidated Financial Statements and are included only for comparison purposes. Results included for periods prior to the Company's ownership are based on information from the prior owner of each hotel and have not been audited or adjusted.

Reconciliation of net income to non-GAAP financial measures is included in the following pages.

Page | 11

Apple Hospitality REIT, Inc.

Same Store Hotels Operating Metrics and Statistical Data

(Unaudited)

(in thousands, except statistical data)

	Three Months Ended			Six Months Ended
	June 30,			June 30,
			% Change			% Change
	2023	2022	2022	2023	2022	2022
Operating income (Actual)	$83,029	$80,745	2.8%	$132,276	$113,580	16.5%
Operating margin % (Actual)	23.0%	23.9%	(90 bps)	19.7%	19.0%	70 bps

Same Store Hotels Total Revenue	$353,481	$333,211	6.1%	$658,801	$591,244	11.4%
Same Store Hotels Total Operating Expenses	215,151	197,257	9.1%	413,985	366,576	12.9%
Same Store Hotels Adjusted Hotel EBITDA	$138,330	$135,954	1.7%	$244,816	$224,668	9.0%
Same Store Hotels Adjusted Hotel EBITDA Margin %	39.1%	40.8%	(170 bps)	37.2%	38.0%	(80 bps)

ADR (Same Store Hotels)	$160.11	$152.92	4.7%	$156.24	$145.59	7.3%
Occupancy (Same Store Hotels)	78.2%	77.8%	0.5%	75.2%	72.5%	3.7%
RevPAR (Same Store Hotels)	$125.24	$119.04	5.2%	$117.42	$105.61	11.2%

ADR (Actual)	$160.98	$153.35	5.0%	$156.70	$145.84	7.4%
Occupancy (Actual)	78.2%	77.9%	0.4%	75.1%	72.5%	3.6%
RevPAR (Actual)	$125.96	$119.41	5.5%	$117.74	$105.77	11.3%

Reconciliation to Actual Results

Total Revenue (Actual)	$361,630	$337,668		$673,084	$598,146
Revenue from acquisitions	(5,269)	-		(8,560)	-
Revenue from dispositions	-	(663)		-	(1,163)
Revenue from non-hotel property	(2,880)	(3,794)		(5,723)	(5,739)
Same Store Hotels Total Revenue	$353,481	$333,211		$658,801	$591,244

Adjusted Hotel EBITDA (AHEBITDA) (Actual)	$141,244	$136,515		$247,993	$224,451
AHEBITDA from acquisitions	(2,692)	-		(3,751)	-
AHEBITDA from dispositions	-	(239)		-	(382)
AHEBITDA from non-hotel property	(222)	(322)		574	599
Same Store Hotels AHEBITDA	$138,330	$135,954		$244,816	$224,668

Note: Same Store Hotels is defined as the 217 hotels owned by the Company as of January 1, 2022, and during the entirety of the periods being compared, and excludes one non-hotel property leased to third parties. This information has not been audited.

Reconciliation of net income to non-GAAP financial measures is included in the following pages.

Page | 12

Apple Hospitality REIT, Inc.

Same Store Hotels Quarterly Operating Metrics and Statistical Data

(Unaudited)

(in thousands, except statistical data)

	2022				2023
	Q1	Q2	Q3	Q4	Q1	Q2
Operating income (Actual)	$32,835	$80,745	$75,410	$17,488	$49,247	$83,029
Operating margin % (Actual)	12.6%	23.9%	22.1%	5.8%	15.8%	23.0%

Same Store Hotels Total Revenue	$258,033	$333,211	$336,487	$291,368	$305,320	$353,481
Same Store Hotels Total Operating Expenses	169,319	197,257	208,015	192,312	198,834	215,151
Same Store Hotels Adjusted Hotel EBITDA	$88,714	$135,954	$128,472	$99,056	$106,486	$138,330
Same Store Hotels Adjusted Hotel EBITDA Margin %	34.4%	40.8%	38.2%	34.0%	34.9%	39.1%

ADR (Same Store Hotels)	$137.01	$152.92	$157.34	$146.02	$151.99	$160.11
Occupancy (Same Store Hotels)	67.2%	77.8%	75.7%	69.7%	72.0%	78.2%
RevPAR (Same Store Hotels)	$92.03	$119.04	$119.08	$101.76	$109.51	$125.24

ADR (Actual)	$137.03	$153.35	$157.91	$147.30	$152.01	$160.98
Occupancy (Actual)	67.1%	77.9%	75.7%	69.7%	72.0%	78.2%
RevPAR (Actual)	$91.98	$119.41	$119.52	$102.71	$109.46	$125.96

Reconciliation to Actual Results

Total Revenue (Actual)	$260,478	$337,668	$341,150	$299,121	$311,454	$361,630
Revenue from acquisitions	-	-	-	(2,367)	(3,291)	(5,269)
Revenue from dispositions	(500)	(663)	(454)	-	-	-
Revenue from non-hotel property	(1,945)	(3,794)	(4,209)	(5,386)	(2,843)	(2,880)
Same Store Hotels Total Revenue	$258,033	$333,211	$336,487	$291,368	$305,320	$353,481

Adjusted Hotel EBITDA (AHEBITDA) (Actual)	$87,936	$136,515	$129,166	$101,962	$106,749	$141,244
AHEBITDA from acquisitions	-	-	-	(1,186)	(1,059)	(2,692)
AHEBITDA from dispositions	(143)	(239)	(77)	(169)	-	-
AHEBITDA from non-hotel property	921	(322)	(617)	(1,551)	796	(222)
Same Store Hotels AHEBITDA	$88,714	$135,954	$128,472	$99,056	$106,486	$138,330

Note: Same Store Hotels is defined as the 217 hotels owned by the Company as of January 1, 2022, and during the entirety of the periods being compared, and excludes one non-hotel property leased to third parties. This information has not been audited.

Reconciliation of net income to non-GAAP financial measures is included in the following pages.

Page | 13

Apple Hospitality REIT, Inc.

Reconciliation of Net Income to EBITDA, EBITDAre, Adjusted EBITDAre and Adjusted Hotel EBITDA

(Unaudited)

(in thousands)

EBITDA is a commonly used measure of performance in many industries and is defined as net income (loss) excluding interest, income taxes, depreciation and amortization. The Company believes EBITDA is useful to investors because it helps the Company and its investors evaluate the ongoing operating performance of the Company by removing the impact of its capital structure (primarily interest expense) and its asset base (primarily depreciation and amortization). In addition, certain covenants included in the agreements governing the Company’s indebtedness use EBITDA, as defined in the specific credit agreement, as a measure of financial compliance.

In addition to EBITDA, the Company also calculates and presents EBITDAre in accordance with standards established by the National Association of Real Estate Investment Trusts (“Nareit”), which defines EBITDAre as EBITDA, excluding gains and losses from the sale of certain real estate assets (including gains and losses from change in control), plus real estate related impairments, and adjustments to reflect the entity’s share of EBITDAre of unconsolidated affiliates. The Company presents EBITDAre because it believes that it provides further useful information to investors in comparing its operating performance between periods and between REITs that report EBITDAre using the Nareit definition.

The Company also considers the exclusion of non-cash straight-line operating ground lease expense from EBITDAre useful, as this expense does not reflect the underlying performance of the related hotels (Adjusted EBITDAre).

The Company further excludes actual corporate-level general and administrative expense for the Company from Adjusted EBITDAre (Adjusted Hotel EBITDA) to isolate property-level operational performance over which the Company’s hotel operators have direct control. The Company believes Adjusted Hotel EBITDA provides useful supplemental information to investors regarding operating performance and is used by management to measure the performance of the Company’s hotels and effectiveness of the operators of the hotels.

The following table reconciles the Company’s GAAP net income to EBITDA, EBITDAre, Adjusted EBITDAre and Adjusted Hotel EBITDA on a quarterly basis for 2022 and 2023:

	2022				2023
	Q1	Q2	Q3	Q4	Q1	Q2
Net income	$18,002	$65,345	$59,146	$2,312	$32,923	$65,289
Depreciation and amortization	45,324	45,322	45,135	45,916	45,906	45,994
Amortization of favorable and unfavorable operating leases, net	99	103	97	97	97	85
Interest and other expense, net	14,654	15,198	14,933	14,948	16,004	17,499
Income tax expense	179	202	1,331	228	320	241
EBITDA	78,258	126,170	120,642	63,501	95,250	129,108
Gain on sale of real estate	-	-	(1,785)	-	-	-
Loss on impairment of depreciable real estate assets	-	-	-	26,175	-	-
EBITDAre	78,258	126,170	118,857	89,676	95,250	129,108
Non-cash straight-line operating ground lease expense	40	38	38	38	38	36
Adjusted EBITDAre	78,298	126,208	118,895	89,714	95,288	129,144
General and administrative expense	9,638	10,307	10,271	12,248	11,461	12,100
Adjusted Hotel EBITDA	$87,936	$136,515	$129,166	$101,962	$106,749	$141,244

Page | 14

Apple Hospitality REIT, Inc.

Reconciliation of Net Income to FFO and MFFO

(Unaudited)

(in thousands)

The Company calculates and presents FFO in accordance with standards established by Nareit, which defines FFO as net income (loss) (computed in accordance with GAAP), excluding gains and losses from the sale of certain real estate assets (including gains and losses from change in control), extraordinary items as defined by GAAP, and the cumulative effect of changes in accounting principles, plus real estate related depreciation, amortization and impairments, and adjustments for unconsolidated affiliates. Historical cost accounting for real estate assets implicitly assumes that the value of real estate assets diminishes predictably over time. Since real estate values instead have historically risen or fallen with market conditions, most real estate industry investors consider FFO to be helpful in evaluating a real estate company’s operations. The Company further believes that by excluding the effects of these items, FFO is useful to investors in comparing its operating performance between periods and between REITs that report FFO using the Nareit definition. FFO as presented by the Company is applicable only to its common shareholders, but does not represent an amount that accrues directly to common shareholders.

The Company calculates MFFO by further adjusting FFO for the exclusion of amortization of finance ground lease assets, amortization of favorable and unfavorable operating leases, net and non-cash straight-line operating ground lease expense, as these expenses do not reflect the underlying performance of the related hotels. The Company presents MFFO when evaluating its performance because it believes that it provides further useful supplemental information to investors regarding its ongoing operating performance.

The following table reconciles the Company’s GAAP net income to FFO and MFFO for the three and six months ended June 30, 2023 and 2022:

	Three Months Ended June 30,		Six Months Ended June 30,
	2023	2022	2023	2022
Net income	$65,289	$65,345	$98,212	$83,347
Depreciation of real estate owned	45,229	44,557	90,371	89,117
Funds from operations	110,518	109,902	188,583	172,464
Amortization of finance ground lease assets	760	760	1,519	1,519
Amortization of favorable and unfavorable operating leases, net	85	103	182	202
Non-cash straight-line operating ground lease expense	36	38	74	78
Modified funds from operations	$111,399	$110,803	$190,358	$174,263

Page | 15

Apple Hospitality REIT, Inc.

2023 Guidance Reconciliation of Net Income to EBITDA, EBITDAre, Adjusted EBITDAre, Adjusted Hotel EBITDA and Comparable Hotels Adjusted Hotel EBITDA

(Unaudited)

(in thousands)

The guidance of net income, EBITDA, EBITDAre, Adjusted EBITDAre, Adjusted Hotel EBITDA and Comparable Hotels Adjusted Hotel EBITDA (and all other guidance given) are forward-looking statements and are not guarantees of future performance and involve known and unknown risks, uncertainties and other factors which may cause actual results and performance to differ materially from those expressed or implied by these forecasts. Although the Company believes the expectations reflected in the forecasts are based upon reasonable assumptions, there can be no assurance that the expectations will be achieved or that the results will not be materially different. Risks that may affect these assumptions and forecasts include, but are not limited to, the following: changes in political, economic, competitive and specific market conditions; the amount and timing of acquisitions and dispositions of hotel properties; the level of capital expenditures may change significantly, which will directly affect the level of depreciation expense, interest expense and net income; the amount and timing of debt repayments may change significantly based on market conditions, which will directly affect the level of interest expense and net income; the amount and timing of transactions involving the Company's common stock may change based on market conditions; and other risks and uncertainties associated with the Company's business described herein and in filings with the Securities and Exchange Commission, including the Company's Annual Report on Form 10-K for the year ended December 31, 2022.

The following table reconciles the Company’s GAAP net income guidance to EBITDA, EBITDAre, Adjusted EBITDAre, Adjusted Hotel EBITDA and Comparable Hotels Adjusted Hotel EBITDA guidance for the year ending December 31, 2023:

	Year Ending December 31, 2023
	Low-End	High-End
Net income	$162,853	$201,953
Depreciation and amortization	183,000	180,000
Amortization of favorable and unfavorable leases, net	405	405
Interest and other expense, net	70,000	68,000
Income tax expense	700	1,100
EBITDA and EBITDAre	$416,958	$451,458
Non-cash straight-line operating ground lease expense	145	145
Adjusted EBITDAre	$417,103	$451,603
General and administrative expense	40,000	45,000
AEBITDA from non-hotel property(1)	(1,000)	(1,000)
Adjusted Hotel EBITDA	$456,103	$495,603
AHEBITDA from acquisitions prior to ownership(2)	823	823
AHEBITDA from non-hotel property(3)	574	574
Comparable Hotels Adjusted Hotel EBITDA	$457,500	$497,000

(1)
Represents Adjusted EBITDA from one non-hotel property for the second half of 2023.
(2)
Results for periods prior to the Company's ownership have not been included in the Company's actual Consolidated Financial Statements and are included only for comparison purposes. Results included for periods prior to the Company's ownership are based on information from the prior owner of each hotel and have not been audited or adjusted.
(3)
Represents Adjusted Hotel EBITDA from the Company's independent boutique hotel in New York, New York for the first half of 2023, prior to its lease to a third-party hotel operator for all hotel operations.

Page | 16

Apple Hospitality REIT, Inc.

Debt Summary

(Unaudited)

($ in thousands)

June 30, 2023

	July 1 -
	December 31,							Fair Market
	2023	2024	2025	2026	2027	Thereafter	Total	Value
Total debt:
Maturities	$54,456	$113,597	$245,140	$98,649	$278,602	$616,014	$1,406,458	$1,347,112
Average interest rates(1)	4.3%	4.6%	5.0%	5.2%	5.2%	5.0%

Variable-rate debt:
Maturities(2)	$50,000	$85,000	$175,000	$24,000	$275,000	$385,000	$994,000	$991,254
Average interest rates(1)	4.4%	4.8%	5.4%	5.7%	5.8%	5.5%

Fixed-rate debt:
Maturities	$4,456	$28,597	$70,140	$74,649	$3,602	$231,014	$412,458	$355,858
Average interest rates	4.1%	4.1%	4.0%	4.0%	4.1%	4.1%

(1)
The average interest rate gives effect to interest rate swaps, as applicable.
(2)
On July 19, 2023, the Company entered into an amendment of its $225 million term loan facility, which extended the maturity date of the existing $50 million term loan by two years to August 2, 2025.

Note: See further information on the Company’s indebtedness in the Company’s Quarterly Report on Form 10-Q for the quarter ended June 30, 2023.

Page | 17

Apple Hospitality REIT, Inc.

Comparable Hotels Operating Metrics by Market

Three Months Ended June 30

(Unaudited)

Top 20 Markets		Occupancy			ADR			RevPAR			% of Adjusted Hotel EBITDA
	# of Hotels	Q2 2023	Q2 2022	% Change	Q2 2023	Q2 2022	% Change	Q2 2023	Q2 2022	% Change	Q2 2023
Top 20 Markets
San Diego, CA	7	79.0%	79.5%	(0.6%)	$192.44	$182.79	5.3%	$152.04	$145.26	4.7%	6.1%
Los Angeles, CA	8	86.7%	87.3%	(0.7%)	$191.75	$181.38	5.7%	$166.16	$158.39	4.9%	5.2%
Phoenix, AZ	10	77.6%	73.5%	5.6%	$138.04	$134.60	2.6%	$107.17	$98.89	8.4%	3.6%
Omaha, NE	4	77.8%	71.8%	8.4%	$201.83	$177.69	13.6%	$157.10	$127.50	23.2%	3.4%
Orange County, CA	6	81.3%	79.8%	1.9%	$167.62	$166.10	0.9%	$136.30	$132.58	2.8%	3.4%
Nashville, TN	5	83.6%	87.8%	(4.8%)	$181.19	$178.82	1.3%	$151.40	$157.00	(3.6%)	3.2%
Portland, ME	3	81.0%	80.3%	0.9%	$201.10	$207.82	(3.2%)	$162.88	$166.88	(2.4%)	2.8%
Seattle, WA	3	84.6%	86.8%	(2.5%)	$201.27	$187.50	7.3%	$170.25	$162.80	4.6%	2.8%
Fort Worth/Arlington, TX	6	82.4%	79.9%	3.1%	$159.27	$149.73	6.4%	$131.21	$119.66	9.7%	2.7%
Richmond/Petersburg, VA	3	72.3%	69.6%	3.9%	$185.32	$177.88	4.2%	$133.90	$123.80	8.2%	2.5%
Alaska	2	83.9%	92.2%	(9.0%)	$288.47	$234.88	22.8%	$242.14	$216.50	11.8%	2.5%
Chicago, IL	7	70.7%	69.8%	1.3%	$146.35	$136.42	7.3%	$103.52	$95.25	8.7%	2.5%
Norfolk/Virginia Beach, VA	4	83.0%	84.9%	(2.2%)	$187.95	$185.43	1.4%	$155.97	$157.42	(0.9%)	2.4%
Washington, DC	4	84.5%	82.8%	2.1%	$161.99	$140.07	15.6%	$136.82	$116.00	17.9%	2.2%
North Carolina East	4	82.4%	77.5%	6.3%	$167.08	$170.31	(1.9%)	$137.75	$131.97	4.4%	2.2%
Melbourne, FL	3	82.2%	85.7%	(4.1%)	$192.48	$169.61	13.5%	$158.28	$145.34	8.9%	1.9%
Oklahoma City, OK	4	79.9%	69.5%	15.0%	$147.64	$147.39	0.2%	$117.94	$102.48	15.1%	1.9%
Florida Panhandle	5	73.3%	73.4%	(0.1%)	$158.89	$155.12	2.4%	$116.46	$113.80	2.3%	1.6%
Denver, CO	3	75.3%	79.0%	(4.7%)	$172.57	$152.82	12.9%	$129.89	$120.71	7.6%	1.6%
Austin, TX	7	75.9%	81.4%	(6.8%)	$131.70	$133.04	(1.0%)	$99.98	$108.28	(7.7%)	1.6%
Top 20 Markets	98	79.4%	78.7%	0.9%	$173.09	$164.81	5.0%	$137.36	$129.77	5.8%	56.1%

All Other Markets	122	77.0%	76.9%	0.1%	$148.86	$142.43	4.5%	$114.68	$109.47	4.8%	43.9%

Total Portfolio	220	78.2%	77.8%	0.5%	$160.75	$153.39	4.8%	$125.64	$119.28	5.3%	100.0%

Note: Market categorization based on STR designation. Top 20 markets based on Comparable Hotels Adjusted Hotel EBITDA contribution.

Page | 18

Apple Hospitality REIT, Inc.

Comparable Hotels Operating Metrics by Market

Six Months Ended June 30

(Unaudited)

Top 20 Markets		Occupancy			ADR			RevPAR			% of Adjusted Hotel EBITDA
	# of Hotels	YTD 2023	YTD 2022	% Change	YTD 2023	YTD 2022	% Change	YTD 2023	YTD 2022	% Change	YTD 2023
Top 20 Markets
Phoenix, AZ	10	83.6%	76.2%	9.7%	$182.85	$156.10	17.1%	$152.80	$118.91	28.5%	7.8%
San Diego, CA	7	76.6%	73.7%	3.9%	$183.36	$167.15	9.7%	$140.37	$123.20	13.9%	5.6%
Los Angeles, CA	8	83.5%	84.1%	(0.7%)	$185.23	$176.56	4.9%	$154.60	$148.42	4.2%	5.3%
Orange County, CA	6	77.4%	74.7%	3.6%	$167.66	$156.04	7.4%	$129.72	$116.62	11.2%	3.5%
Fort Worth/Arlington, TX	6	82.2%	80.6%	2.0%	$160.00	$147.00	8.8%	$131.49	$118.49	11.0%	3.2%
Nashville, TN	5	79.7%	79.7%	0.0%	$168.48	$165.03	2.1%	$134.24	$131.50	2.1%	3.0%
Omaha, NE	4	71.1%	62.5%	13.8%	$166.78	$153.25	8.8%	$118.51	$95.70	23.8%	2.6%
Richmond/Petersburg, VA	3	70.1%	65.7%	6.7%	$185.38	$176.62	5.0%	$129.97	$116.06	12.0%	2.5%
Melbourne, FL	3	86.9%	84.7%	2.6%	$198.60	$172.94	14.8%	$172.61	$146.43	17.9%	2.5%
Seattle, WA	3	78.2%	74.9%	4.4%	$183.33	$170.49	7.5%	$143.44	$127.63	12.4%	2.5%
Miami, FL	3	89.0%	87.5%	1.7%	$174.48	$161.73	7.9%	$155.26	$141.55	9.7%	2.1%
Alaska	2	81.1%	86.5%	(6.2%)	$237.89	$201.51	18.1%	$192.88	$174.22	10.7%	2.0%
Chicago, IL	7	64.2%	59.6%	7.7%	$135.43	$125.84	7.6%	$86.99	$75.00	16.0%	1.9%
Austin, TX	7	75.3%	73.8%	2.0%	$130.39	$126.72	2.9%	$98.14	$93.56	4.9%	1.9%
Portland, ME	3	67.4%	62.4%	8.0%	$176.34	$183.05	(3.7%)	$118.85	$114.29	4.0%	1.8%
Washington, DC	4	75.7%	72.4%	4.6%	$148.06	$129.31	14.5%	$112.11	$93.64	19.7%	1.8%
North Carolina East	4	76.1%	72.6%	4.8%	$146.38	$146.19	0.1%	$111.40	$106.12	5.0%	1.7%
Dallas, TX	5	71.8%	66.0%	8.8%	$138.98	$130.04	6.9%	$99.85	$85.76	16.4%	1.7%
Norfolk/Virginia Beach, VA	4	75.3%	75.6%	(0.4%)	$159.35	$154.42	3.2%	$119.95	$116.74	2.7%	1.7%
Florida Panhandle	5	72.4%	69.4%	4.3%	$147.27	$145.29	1.4%	$106.59	$100.89	5.6%	1.6%
Top 20 Markets	99	76.6%	73.4%	4.4%	$167.75	$155.87	7.6%	$128.45	$114.42	12.3%	56.7%

All Other Markets	121	73.6%	71.4%	3.1%	$145.64	$136.25	6.9%	$107.22	$97.31	10.2%	43.3%

Total Portfolio	220	75.1%	72.4%	3.7%	$156.59	$145.90	7.3%	$117.52	$105.61	11.3%	100.0%

Note: Market categorization based on STR designation. Top 20 markets based on Comparable Hotels Adjusted Hotel EBITDA contribution.

Page | 19

Apple Hospitality REIT, Inc.

Comparable Hotels Operating Metrics by Region

Three Months Ended June 30

(Unaudited)

Region		Occupancy			ADR			RevPAR			% of Adjusted Hotel EBITDA
	# of Hotels	Q2 2023	Q2 2022	% Change	Q2 2023	Q2 2022	% Change	Q2 2023	Q2 2022	% Change	Q2 2023
STR Region
East North Central	16	69.7%	69.6%	0.1%	$149.85	$138.52	8.2%	$104.51	$96.41	8.4%	5.7%
East South Central	27	80.5%	81.5%	(1.2%)	$157.65	$153.32	2.8%	$126.98	$125.02	1.6%	10.9%
Middle Atlantic	12	78.2%	77.3%	1.2%	$162.43	$153.41	5.9%	$127.07	$118.61	7.1%	5.7%
Mountain	21	78.1%	75.4%	3.6%	$144.67	$137.74	5.0%	$112.97	$103.92	8.7%	8.2%
New England	6	77.3%	80.1%	(3.5%)	$188.89	$183.95	2.7%	$145.99	$147.38	(0.9%)	3.8%
Pacific	32	82.0%	83.1%	(1.3%)	$191.84	$182.08	5.4%	$157.38	$151.27	4.0%	22.6%
South Atlantic	53	79.8%	79.2%	0.8%	$159.83	$153.75	4.0%	$127.47	$121.77	4.7%	23.9%
West North Central	17	74.5%	73.1%	1.9%	$161.59	$146.47	10.3%	$120.31	$107.04	12.4%	7.2%
West South Central	36	76.7%	75.5%	1.6%	$139.14	$134.50	3.4%	$106.76	$101.60	5.1%	12.0%

Total Portfolio	220	78.2%	77.8%	0.5%	$160.75	$153.39	4.8%	$125.64	$119.28	5.3%	100.0%

Note: Region categorization based on STR designation.

Apple Hospitality REIT, Inc.

Comparable Hotels Operating Metrics by Region

Six Months Ended June 30

(Unaudited)

Region		Occupancy			ADR			RevPAR			% of Adjusted Hotel EBITDA
	# of Hotels	YTD 2023	YTD 2022	% Change	YTD 2023	YTD 2022	% Change	YTD 2023	YTD 2022	% Change	YTD 2023
STR Region
East North Central	16	63.5%	60.3%	5.3%	$139.70	$128.72	8.5%	$88.67	$77.64	14.2%	4.3%
East South Central	27	77.7%	75.5%	2.9%	$149.80	$143.43	4.4%	$116.43	$108.29	7.5%	10.7%
Middle Atlantic	12	71.8%	68.4%	5.0%	$149.75	$141.69	5.7%	$107.49	$96.86	11.0%	4.7%
Mountain	21	80.0%	75.6%	5.8%	$164.82	$144.07	14.4%	$131.87	$108.99	21.0%	12.8%
New England	6	66.3%	65.5%	1.2%	$170.26	$163.74	4.0%	$112.88	$107.23	5.3%	2.6%
Pacific	32	78.4%	77.1%	1.7%	$182.40	$169.73	7.5%	$142.92	$130.86	9.2%	21.6%
South Atlantic	53	77.8%	75.6%	2.9%	$157.93	$147.67	6.9%	$122.85	$111.61	10.1%	24.8%
West North Central	17	68.7%	65.8%	4.4%	$146.12	$133.72	9.3%	$100.31	$87.97	14.0%	5.7%
West South Central	36	74.7%	70.9%	5.4%	$137.34	$130.55	5.2%	$102.55	$92.57	10.8%	12.8%

Total Portfolio	220	75.1%	72.4%	3.7%	$156.59	$145.90	7.3%	$117.52	$105.61	11.3%	100.0%

Note: Region categorization based on STR designation.

Page | 20

Apple Hospitality REIT, Inc.

Comparable Hotels Operating Metrics by Chain Scale

Three Months Ended June 30

(Unaudited)

Chain Scale/Brand		Occupancy			ADR			RevPAR			% of Adjusted Hotel EBITDA
	# of Hotels	Q2 2023	Q2 2022	% Change	Q2 2023	Q2 2022	% Change	Q2 2023	Q2 2022	% Change	Q2 2023
Upscale
AC Hotels	3	80.6%	81.6%	(1.2%)	$219.09	$207.45	5.6%	$176.70	$169.30	4.4%	3.2%
Aloft	1	79.5%	71.8%	10.7%	$176.47	$200.97	(12.2%)	$140.34	$144.32	(2.8%)	0.6%
Courtyard	34	77.5%	76.8%	0.9%	$168.60	$160.96	4.7%	$130.70	$123.61	5.7%	19.1%
Hilton Garden Inn	40	75.3%	75.2%	0.1%	$157.73	$151.50	4.1%	$118.74	$113.96	4.2%	17.5%
Homewood Suites	30	83.8%	85.0%	(1.4%)	$154.60	$147.05	5.1%	$129.60	$124.98	3.7%	11.8%
Hyatt House	1	73.5%	71.8%	2.4%	$149.44	$140.24	6.6%	$109.86	$100.71	9.1%	0.3%
Hyatt Place	3	75.9%	75.2%	0.9%	$144.70	$143.41	0.9%	$109.76	$107.80	1.8%	0.9%
Residence Inn	29	80.4%	83.3%	(3.5%)	$164.31	$155.61	5.6%	$132.17	$129.62	2.0%	13.7%
SpringHill Suites	9	78.1%	74.9%	4.3%	$149.02	$138.23	7.8%	$116.45	$103.58	12.4%	3.5%
Upscale Total	150	78.6%	78.8%	(0.3%)	$161.77	$154.41	4.8%	$127.11	$121.73	4.4%	70.6%

Upper Midscale
Fairfield	10	72.9%	70.4%	3.6%	$130.67	$128.18	1.9%	$95.25	$90.23	5.6%	2.5%
Hampton	37	76.7%	74.8%	2.5%	$160.20	$154.26	3.9%	$122.85	$115.35	6.5%	15.3%
Home2 Suites	10	86.2%	85.6%	0.7%	$172.32	$158.29	8.9%	$148.56	$135.50	9.6%	5.2%
TownePlace Suites	9	81.9%	81.0%	1.1%	$128.23	$123.91	3.5%	$104.99	$100.38	4.6%	2.6%
Upper Midscale Total	66	78.0%	76.3%	2.2%	$154.22	$147.72	4.4%	$120.35	$112.76	6.7%	25.6%

Upper Upscale
Embassy Suites	2	81.9%	88.0%	(6.9%)	$249.65	$216.73	15.2%	$204.47	$190.73	7.2%	2.0%
Marriott	2	64.6%	57.7%	12.0%	$168.92	$159.09	6.2%	$109.19	$91.73	19.0%	1.8%
Upper Upscale Total	4	70.5%	67.9%	3.8%	$200.63	$184.33	8.8%	$141.39	$125.19	12.9%	3.8%

Total Portfolio	220	78.2%	77.8%	0.5%	$160.75	$153.39	4.8%	$125.64	$119.28	5.3%	100.0%

Note: Chain scale categorization based on STR designation.

Page | 21

Apple Hospitality REIT, Inc.

Comparable Hotels Operating Metrics by Chain Scale

Six Months Ended June 30

(Unaudited)

Chain Scale/Brand		Occupancy			ADR			RevPAR			% of Adjusted Hotel EBITDA
	# of Hotels	YTD 2023	YTD 2022	% Change	YTD 2023	YTD 2022	% Change	YTD 2023	YTD 2022	% Change	YTD 2023
Upscale
AC Hotels	3	72.0%	65.9%	9.3%	$191.16	$182.07	5.0%	$137.59	$120.06	14.6%	2.3%
Aloft	1	63.1%	52.3%	20.7%	$155.18	$180.10	(13.8%)	$97.95	$94.27	3.9%	0.3%
Courtyard	34	72.8%	69.5%	4.7%	$160.62	$150.04	7.1%	$116.89	$104.27	12.1%	18.0%
Hilton Garden Inn	40	72.3%	68.7%	5.2%	$152.66	$143.59	6.3%	$110.40	$98.60	12.0%	17.3%
Homewood Suites	30	82.1%	81.8%	0.4%	$153.08	$142.56	7.4%	$125.60	$116.66	7.7%	12.5%
Hyatt House	1	81.6%	75.4%	8.2%	$192.59	$152.14	26.6%	$157.24	$114.79	37.0%	0.6%
Hyatt Place	3	80.1%	74.0%	8.2%	$158.96	$146.97	8.2%	$127.26	$108.72	17.1%	1.5%
Residence Inn	29	76.7%	78.4%	(2.2%)	$161.23	$149.97	7.5%	$123.71	$117.61	5.2%	13.7%
SpringHill Suites	9	75.1%	69.9%	7.4%	$145.57	$132.88	9.5%	$109.25	$92.88	17.6%	3.5%
Upscale Total	150	75.2%	72.9%	3.2%	$157.00	$146.62	7.1%	$118.08	$106.93	10.4%	69.7%

Upper Midscale
Fairfield	10	71.1%	67.4%	5.5%	$132.65	$125.20	6.0%	$94.32	$84.45	11.7%	2.7%
Hampton	37	73.2%	69.0%	6.1%	$158.48	$147.41	7.5%	$116.04	$101.75	14.0%	15.8%
Home2 Suites	10	84.7%	81.8%	3.5%	$163.29	$149.04	9.6%	$138.36	$121.91	13.5%	5.4%
TownePlace Suites	9	79.4%	80.7%	(1.6%)	$125.45	$118.76	5.6%	$99.67	$95.78	4.1%	2.8%
Upper Midscale Total	66	75.2%	71.9%	4.6%	$151.70	$140.97	7.6%	$114.10	$101.33	12.6%	26.7%

Upper Upscale
Embassy Suites	2	84.8%	87.3%	(2.9%)	$228.66	$199.87	14.4%	$193.80	$174.57	11.0%	1.9%
Marriott	2	62.9%	54.1%	16.3%	$169.39	$157.83	7.3%	$106.50	$85.34	24.8%	1.7%
Upper Upscale Total	4	70.3%	65.3%	7.7%	$193.55	$176.83	9.5%	$136.00	$115.50	17.7%	3.6%

Total Portfolio	220	75.1%	72.4%	3.7%	$156.59	$145.90	7.3%	$117.52	$105.61	11.3%	100.0%

Note: Chain scale categorization based on STR designation.

Page | 22

Apple Hospitality REIT, Inc.

Comparable Hotels Operating Metrics by Location

Three Months Ended June 30

(Unaudited)

Location		Occupancy			ADR			RevPAR			% of Adjusted Hotel EBITDA
	# of Hotels	Q2 2023	Q2 2022	% Change	Q2 2023	Q2 2022	% Change	Q2 2023	Q2 2022	% Change	Q2 2023
STR Location
Airport	18	80.6%	81.9%	(1.6%)	$144.87	$137.40	5.4%	$116.81	$112.51	3.8%	6.1%
Interstate	4	74.4%	72.8%	2.2%	$121.95	$116.59	4.6%	$90.76	$84.87	6.9%	1.0%
Resort	11	77.9%	77.4%	0.6%	$173.89	$172.70	0.7%	$135.53	$133.60	1.4%	5.9%
Small Metro/Town	11	82.0%	80.0%	2.5%	$134.26	$123.35	8.8%	$110.14	$98.63	11.7%	3.8%
Suburban	125	78.0%	78.6%	(0.8%)	$153.67	$146.26	5.1%	$119.90	$114.90	4.4%	48.4%
Urban	51	77.3%	75.0%	3.1%	$183.81	$176.55	4.1%	$142.13	$132.43	7.3%	34.8%

Total Portfolio	220	78.2%	77.8%	0.5%	$160.75	$153.39	4.8%	$125.64	$119.28	5.3%	100.0%

Note: Location categorization based on STR designation.

Apple Hospitality REIT, Inc.

Comparable Hotels Operating Metrics by Location

Six Months Ended June 30

(Unaudited)

Location		Occupancy			ADR			RevPAR			% of Adjusted Hotel EBITDA
	# of Hotels	YTD 2023	YTD 2022	% Change	YTD 2023	YTD 2022	% Change	YTD 2023	YTD 2022	% Change	YTD 2023
STR Location
Airport	18	81.1%	78.8%	2.9%	$149.92	$135.56	10.6%	$121.65	$106.85	13.9%	7.8%
Interstate	4	69.8%	65.9%	5.9%	$118.60	$115.35	2.8%	$82.80	$76.04	8.9%	0.9%
Resort	11	77.5%	74.4%	4.2%	$175.76	$167.70	4.8%	$136.29	$124.71	9.3%	6.8%
Small Metro/Town	11	80.6%	77.5%	4.0%	$147.79	$128.15	15.3%	$119.09	$99.28	20.0%	5.0%
Suburban	125	74.8%	73.2%	2.2%	$148.97	$139.02	7.2%	$111.39	$101.77	9.5%	47.6%
Urban	51	72.7%	68.0%	6.9%	$173.85	$164.29	5.8%	$126.39	$111.78	13.1%	31.9%

Total Portfolio	220	75.1%	72.4%	3.7%	$156.59	$145.90	7.3%	$117.52	$105.61	11.3%	100.0%

Note: Location categorization based on STR designation.

Page | 23